EXHIBIT 99.1

Capstone Companies, Inc. 350 Jim Moran Blvd, Suite 120 Deerfield Beach, FL 33442
FOR IMMEDIATE RELEASE

Capstone Companies, Inc. Announces $750,000
 Stock Repurchase Program
DEERFIELD BEACH, FL, August 29, 2016 – Capstone Companies, Inc. (OTCQB: CAPC) ("Capstone" or the "Company"), a designer of innovative LED lighting solutions including power failure lighting, today announced that its board of directors has authorized the Company to implement stock repurchase plan for up to $750,000 of shares of Company's outstanding common stock.

"Our Board of Directors and senior management strongly believe that our growth prospects and the successful execution of our strategy are not reflected by our current stock price," commented Stewart Wallach, Capstone's President and CEO.  "This stock repurchase program demonstrates our confidence in the long-term growth prospects of Capstone and our commitment to delivering shareholder value."

The Company purchases may be made from time to time in the open market, structured repurchase programs, or in privately negotiated transactions, subject to availability.  Any repurchased shares will have the status of treasury shares and may be used, if and when needed, for general corporate purposes.  Company has no obligation to repurchase shares under the authorization, and the timing, actual number and value of the shares which are repurchased will be at the discretion of management and will depend on a number of factors, including the price of the Company's common stock, stock market conditions, corporate developments and Company financial condition. The stock repurchase plan may be discontinued at any time at the Company's discretion and continuance of the program will be reviewed and determined by the Company's Board prior to the end of the current fiscal year, being December 31, 2016.  Purchases under the stock repurchase plan will be reported to the Company's board of directors. The purchases are expected to be funded by the Company's operating cash flows or other available capital sources.

About Capstone Companies, Inc.
Capstone Companies, Inc. is a designer of innovative LED lighting solutions including power failure lighting, for consumers and institutions.  The Company's products are sold under the Capstone Lighting and Hoover® HOME LED brands, to big box retailers, wholesale clubs, and home improvement stores throughout North America and in international markets.  Capstone's strategy is to utilize its low-cost manufacturing base to provide high-quality consumer products to its customers at a reasonable price, using primarily direct import distribution.
Visit www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.
FORWARD-LOOKING STATEMENTS:
This news release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended.  Such statements consist of words like "anticipate," "expect," "project," "continue" and similar words.  These statements are based on the Company's and its subsidiaries' current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include consumer acceptance of the Company's products, its ability to deliver new products, the success of its strategy to broaden market channels and the relationships it has with retailers and distributors.  Prior success in operations does not necessarily mean success in future operations.  The ability of the Company to adequately and affordably fund operations and any growth will be critical to achieving and sustaining any expansion of markets and revenue.  The introduction of new products or the expanded availability of products does not mean that the Company will enjoy better financial or business performance. The repurchase of shares by the Company, if any, may not enhance the market or price for Company Common Stock or achieve other desired results. The risks associated with any investment in Capstone Companies, Inc., which is a small business concern and a "penny-stock Company" and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the risks and uncertainties more fully described in the Company's Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Capstone Companies, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  Contents of referenced URLs are not incorporated into this press release.
For more information, contact
Company:                 Investor Relations:
Aimee Gaudet                Garett Gough, Kei Advisors LLC
Corporate Secretary             (716) 846-1352
(954) 570-8889, ext. 313             ggough@keiadvisors.com